UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 18, 2018

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REV Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37999	26-3013415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

111 E. Kilbourn Avenue, Suite 2600, Milwaukee, WI 53202

(Address of principal executive offices and zip code)

(414) 290-0910

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2018, Barbara H. Stephens notified REV Group, Inc. (the “Company”) of her intention to retire as Chief Human Resources Officer of the Company. A specific date for Ms. Stephens’ retirement has not been set, and Ms. Stephens has indicated that she is willing to continue serving as Chief Human Resources Officer until her successor is appointed and a reasonable period thereafter, in order to assist in the smooth transition of her duties. The Company plans to begin a search to replace Ms. Stephens as Chief Human Resources Officer.

The Company would like to thank Ms. Stephens for her service, including her successful development of the Company’s human resources department and her leadership throughout the Company’s initial public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REV Group, Inc.

Date: December 19, 2018	By:	/s/ Stephen W. Boettinger
Stephen W. Boettinger
General Counsel and Secretary